UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                July 28, 2015

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Intralinks Holdings, Inc. (the “Company”) was held on July 28, 2015. A total of 53,421,351 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing 93.05% of the total outstanding eligible votes. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

1.    The Company’s stockholders re-elected each of the following Class II members to the Board of Directors of the Company to hold office until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Nominee	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Habib Kairouz	45,066,231	2,005,436	1,293,082	5,056,602
Robert C. McBride	46,952,560	119,357	1,292,832	5,056,602
Patrick J. Wack, Jr.	45,900,878	1,171,039	1,292,832	5,056,602

2.    The Company’s stockholders approved the non-binding, advisory resolution on the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
46,581,889	1,720,831	62,029	5,056,602

3.    The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company’s 2015 fiscal year.

FOR	AGAINST	ABSTAIN
53,407,706	10,140	3,505

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2015
INTRALINKS HOLDINGS, INC.

By:     /s/ Scott N. Semel
Scott N. Semel
Executive Vice President,
General Counsel and Secretary